Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of American Beacon Funds of our reports dated December 30, 2022 with respect to American Beacon Balanced Fund, American Beacon Garcia Hamilton Quality Bond Fund, American Beacon Large Cap Value Fund and American Beacon Small Cap Value Fund; and of our reports dated January 3, 2023 with respect to American Beacon International Equity Fund and American Beacon EAM International Small Cap Fund, relating to the financial statements and financial highlights, which appear in the above referenced funds’ (six of the series constituting American Beacon Funds) Annual Reports on Form N-CSR for the period ended October 31, 2022. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Other Service Providers”, "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2023